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                                                                 EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 14, 2000 relating to the consolidated financial statements of Bank of Southern Oregon as of and for the year ended December 31, 1999, and the financial statements of PremierWest Bancorp as of December 31, 1999 and for the period from November 26, 1999 (inception) through December 31, 1999, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-96209) of PremierWest Bancorp.



/s/ Symonds, Evans & Larson, P.C.


March 17, 2000

Portland, Oregon